UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2016

THOMPSON CREEK METALS COMPANY INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle
Suite 810
Littleton, Colorado 80120
(Address of Principal Executive Offices)

(303) 761-8801
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition.
On April 12, 2016, Thompson Creek Metals Company Inc. (the “Company”) issued a press release (the “Press Release”) announcing production and sales results for the three months ended March 30, 2016. Furnished hereto as Exhibit 99.1 to this Current Report is a copy of the Press Release.
The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cash-Based Incentive Plan

On April 6, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the Thompson Creek Metals Company Inc. Cash-Based Incentive Plan (the “Incentive Plan”). The Incentive Plan was developed by the Committee in consultation with an independent consultant and is intended to incentivize and promote retention of executives and key employees while reinforcing the alignment of their interests with those of other Company stakeholders. The Committee also approved the forms of award agreement to be used for grants under the Incentive Plan, including the forms to be used for grants of performance-based awards (the “Performance Awards”) and incentive awards (the “Incentive Awards,” and together with the Performance Awards, the “Awards”) (as discussed in further detail below) to the Company’s named executive officers.

Pursuant to the Incentive Plan, if there is a Change of Control (as defined in the Incentive Plan), the Committee may provide that outstanding awards are either (i) assumed, continued or replaced with an equivalent cash award by the successor or acquiring corporation or (ii) accelerated in full and settled. If there is a Change of Control and a successor or acquiring corporation refuses to assume or continue or replace outstanding awards, the vesting and settlement of such awards shall be immediately accelerated and any repayment provisions to which such awards are subject shall immediately lapse, in each case, upon consummation of the Change of Control.

The Performance Awards provide for a total target amount that may be earned (0-200%) based upon the Company’s achievement with respect to annual performance metrics over the course of calendar years 2016 through 2018. Subject to a participant’s continued employment, the earned portion of the Performance Awards will vest and become payable on December 31, 2018. If the vesting of Performance Awards is accelerated upon a Change of Control, accelerated vesting will generally be based upon actual performance for any calendar year completed prior to such Change of Control and based upon 100% of target for any calendar year not completed prior to such Change of Control. If Performance Awards are assumed or replaced in connection with a Change of Control, then in the event of a termination of a participant’s employment by the Company (or the successor or acquiror) without Cause (as defined in the Incentive Plan) or by the participant for Good Reason (as defined in the Incentive Plan), in each case, within twelve months following such Change of Control, outstanding Performance Awards will immediately vest and be payable upon such termination of employment. Such vesting will generally be based upon actual performance for any calendar year completed prior to such termination of employment and based upon 100% of target for any calendar year not completed prior to such termination of employment.

The Incentive Awards provide for the payment to each participant of an incentive award on the next payroll date following the date of the award agreement, subject to an obligation to repay to the Company the total amount of the Incentive Award in the event that the participant’s employment with the Company terminates for any reason prior to the occurrence of the earlier of the consummation of a Restructuring Transaction (as defined in the Incentive Plan) or Change of Control or December 31, 2016. The repayment obligation lapses upon a participant’s termination of employment by the Company without Cause or by the participant for Good Reason.

On April 6, 2016, the Committee approved the following grants of Performance Awards and Incentive Awards to the Company’s named executive officers, subject in each case to the terms and conditions of the Incentive Plan and the applicable award agreements:

Named Executive Officer	Performance Award (total target amount)	Incentive Award
Jacques Perron	$900,000	$750,000
Pamela L. Saxton	$416,250	$277,500
Mark A. Wilson	$438,750	$292,500
Geoffrey Ramey	$275,625	$183,750

The foregoing description of the Incentive Plan and the Awards is summary in nature, and is subject to, and qualified in its entirety by, the full text of the Incentive Plan and form award agreements governing the Awards, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Amended and Restated Employment Agreement

Effective April 8, 2016 (the “Effective Date”), Thompson Creek Metals Company USA, a wholly-owned subsidiary of the Company (“Thompson Creek”), and Pamela L. Saxton, Executive Vice President and Chief Financial Officer of the Company, entered into an Amended and Restated Employment Agreement (the “Amended Agreement”), which amends and restates Ms. Saxton’s Amended and Restated Employment Agreement dated as of December 28, 2009 (as previously amended, the “Original Agreement”).

Ms. Saxton’s continued annual base salary under the Amended Agreement is $370,000, which will be reviewed annually by the Board of Directors of the Company but will not be less than the previous year’s base salary. Ms. Saxton continues to be eligible to participate in the Company’s performance bonus plan and long-term incentive plan, as in effect from time to time. Ms. Saxton’s entitlement to other benefits has generally not changed from the Original Agreement.

Unlike the Original Agreement, which had an indefinite term, the Amended Agreement has a term ending on April 8, 2019, which term may be automatically extended for additional one-year terms unless notice is given by Thompson Creek at least 180 days prior to the expiration of the then-current term that the term will not be extended. Payments and benefits to which Ms. Saxton is entitled upon certain termination events have generally not changed from the Original Agreement, except as follows:

•
The Amended Agreement contains a “double-trigger” change of control provision, pursuant to which Ms. Saxton is only entitled to the specified payments and benefits if there is a Change of Control (as defined in the Amended Agreement) and, within 12 months of such Change of Control, Thompson Creek gives notice of its intention to terminate Ms. Saxton’s employment for any reason other than Cause (as defined in the Amended Agreement), or a Triggering Event (as defined in the Amended Agreement) occurs, and Ms. Saxton elects to terminate her employment.

•
Ms. Saxton’s severance payment in connection with a termination of employment after a Change of Control has been reduced to equal 24 months’ base salary (compared to 36 months’ base salary under the Original Agreement). The other payments to which Ms. Saxton is entitled upon termination after a Change of Control, including those relating to long-term disability premium and continuing health insurance coverage, have been similarly reduced from a 36-month period to a 24-month period. Ms. Saxton is also entitled to a lump sum equal to two-times her target bonus for the year of termination if a bonus would have otherwise have been awarded to her if she remained employed (payable at the time the bonus would have normally been payable).

•
The additional severance payment payable in a lump-sum, less any required withholdings, upon death, retirement on or after age 62, termination by Thompson Creek other than for Cause, and termination after a Change of Control, which was previously equal to four weeks of base salary at the base salary in effect at the time of termination, multiplied by the number of years of employment with Thompson Creek, has been changed to equal $28,462 (or four weeks of Ms. Saxton’s base salary immediately prior to the Amended Agreement) multiplied by the number of years of employment with Thompson Creek up to the date immediately prior to the Effective Date (the “Severance Payment”).

•
If Thompson Creek terminates Ms. Saxton’s employment other than for Cause before the three-year anniversary of the Effective Date, she would be entitled to severance in the amount of $740,000, rather than the 24 months’ of her then-existing base salary, as provided in the Original Agreement, plus the Severance Payment.

•
If Thompson Creek terminates Ms. Saxton’s employment other than for Cause following the three-year anniversary of the Effective Date, her severance payment entitlement would be the reduced to the equivalent of 12 months’ base salary in effective on the notice date, plus the Severance Payment.

The foregoing description of the Amended Agreement is summary in nature, and is subject to, and qualified in its entirety by, the full text of the Amended Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)                                 Exhibits.

Exhibit No.	Description
10.1	Thompson Creek Metals Company Inc. Cash-Based Incentive Plan (the "Plan")
10.2	Form of Performance-Based Long Term Cash Incentive Award under the Plan
10.3	Form of Incentive Award Agreement under the Plan
10.4	Amended and Restated Employment Agreement, dated April 8, 2016, between Thompson Creek Metals Company USA and Pamela L. Saxton
99.1	Press Release dated April 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

Date: April 12, 2016	By:	/s/ Pamela L. Saxton
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Thompson Creek Metals Company Inc. Cash-Based Incentive Plan (the "Plan")
10.2	Form of Performance-Based Long Term Cash Incentive Award under the Plan
10.3	Form of Incentive Award Agreement under the Plan
10.4	Amended and Restated Employment Agreement, dated April 8, 2016, between Thompson Creek Metals Company USA and Pamela L. Saxton
99.1	Press Release dated April 12, 2016